UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2017

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2017, YuMe, Inc., (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2017. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

The Company has scheduled an earnings call with investors on August 8, 2017, to provide financial results for the quarter ended June 30, 2017 as provided in Item 2.02 of this report. The Company hereby provides supplemental information relating to advertiser metrics attached hereto as Exhibits 99.2.

On August 8, 2017, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.03 per share. The quarterly cash dividend will be payable on October 9, 2017 to stockholders of record as of the close of business on September 29, 2017. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The information included in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated August 8, 2017 (furnished)
99.2	Advertiser Metrics (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ TONY CARVALHO

Tony Carvalho
Chief Financial Officer
(Chief Financial Officer and Duly Authorized Signatory)

Dated: August 8, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 8, 2017 (furnished)
99.2	Advertiser Metrics (furnished)